                                                                      VUL IV
                                                              Exhibit (n)(2)

          Consent of Independent Registered Public Accounting Firm


We consent to the references to our firm under the caption "Independent Registered Public Accounting Firm" and "Financial Information" in the Statement of Additional Information and to the use of our report dated February 27, 2006 with respect to the consolidated financial statements of IDS Life Insurance Company and to the use of our report dated March 31, 2006 with respect to the financial statements of IDS Life Variable Life Separate Account included in Post-Effective Amendment No. 27 to the Registration Statement (Form N-6, No. 333-69777) for the registration of the RiverSource(SM) Variable Universal Life IV/RiverSource(SM) Variable Universal Life IV-Estate Series offered by IDS Life Insurance Company.

                                                       /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 25, 2006